UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 26, 2006

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Agreement with Stephen J. Luczo

On October 26, 2006, Seagate Technology entered into an agreement (the “Agreement”) with Stephen J. Luczo, the Chairman of its Board of Directors, pursuant to which Mr. Luczo’s employment as an executive of Seagate and any subsidiary of Seagate terminated effective as of October 26, 2006. Under the Agreement, Mr. Luczo will continue to serve as the Chairman of Seagate’s Board of Directors in a non-executive capacity. Pursuant to the Agreement, Mr. Luczo will be entitled to receive equity awards and directors’ fees on the same basis as other non-employee members of Seagate’s Board of Directors. In addition, Mr. Luczo will be entitled to receive an additional annual retainer fee in the amount of $150,000, payable in quarterly installments, for his services as Chairman. The Agreement has retroactive effect back to the beginning of Seagate’s current fiscal year that began on July 1, 2006. Accordingly, Mr. Luczo will be entitled to receive a one-time catch-up payment equal to the directors’ fees that would have been paid for the current fiscal year had Mr. Luczo’s service as non-executive Chairman commenced on July 1, 2006 and will not be entitled to any bonus compensation for the current fiscal year or any subsequent fiscal year for which he would have been eligible had his employment continued. On October 26, 2006, the Board of Directors also awarded Mr. Luczo an option to purchase 100,000 Seagate common shares, pursuant to the 2004 Stock Compensation Plan. Mr. Luczo shall continue to be provided an office at Seagate’s corporate headquarters along with administrative support to the extent reasonably necessary to allow him to perform his duties as Chairman.

Non-Employee Director Compensation

On October 26, 2006, upon recommendation of the Compensation Committee, the Board of Directors of Seagate Technology approved changes to the compensation offered to the non-employee members of the Board of Directors, effective immediately.

The current board membership annual retainers and the current committee chair and membership annual retainers will be maintained at their current levels, however, in addition to those annual retainers, the Board member serving as the Chairman of the Board of Directors will receive an annual cash retainer of $150,000, payable in quarterly installments.

The revised Seagate Technology Non-Employee Board Member Compensation, attached hereto as Exhibit 10.2, replaces in its entirety the Seagate Technology Approved Fiscal Year 2006/2007 Independent Board Member Compensation, dated April 27, 2006 that was attached as Exhibit 10.25 to Seagate’s annual report on Form 10-K filed with the SEC on September 11, 2006.

Amendment to 2004 Stock Compensation Plan

At the Annual General Meeting of Shareholders held on October 26, 2006, the shareholders of Seagate Technology approved an amendment to the Seagate Technology 2004 Stock Compensation Plan that increases the number of Seagate’s common shares available for awards under the 2004 Stock Compensation Plan from 27,500,000 shares to 63,500,000 shares, representing an increase of 36,000,000 shares.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Summary description of Seagate Technology’s compensation policy for non-employee members of the board of directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: November 1, 2006	By:	/s/ WILLIAM L. HUDSON
	Name:	William L. Hudson
	Title:	Executive Vice President, General Counsel and Secretary